Exhibit 23.1:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144181 on Form S-8 of Peoples Financial Corporation of our report dated June 21, 2016, relating to our audit of the financial statements and supplemental schedule of Peoples Financial Corporation Employee Stock Ownership Plan, which appears in this Annual Report on Form 11-K of Peoples Financial Corporation Employee Stock Ownership Plan for the year ended December 31, 2015.

Atlanta, Georgia

June 21, 2016